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                                  EXHIBIT 99.2

                   CERTIFICATE OF THE CHIEF FINANCIAL OFFICER
                    OF HARKEN ENERGY CORPORATION (REGISTRANT)

     Pursuant to Section  906 of the  Sarbanes-Oxley  Act of 2002 (18  U.S.C.ss.
1350):

     I, Anna M. Williams, Executive Vice President - Finance and Chief Financial Officer of the Registrant, certify to the best of my knowledge and belief pursuant to Section 906 of Sarbanes-Oxley Act of 2002 (18 U.S.C.ss. 1350) that:

     (1) The Quarterly Report on Form 10-Q for the period ended March 31, 2003, which this statement accompanies, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date: May 14, 2003
                                       /s/ Anna M. Williams
                                       -----------------------------------------
                                       Executive Vice President - Finance and
                                       Chief Financial Officer